EXHIBIT 2.2


                         AMENDMENT TO PURCHASE AGREEMENT
                                     BETWEEN
                 NATIONAL COAL CORP., MANN STEEL PRODUCTS, INC.,
                        FRANK C. MANN AND WILLIAM T. MANN

         THIS AMENDMENT (this "AMENDMENT") is made and entered into as of the 22 day of August, 2007 by and between NATIONAL COAL CORP., a Florida corporation (the "Buyer") and MANN STEEL PRODUCTS, INC., an Alabama corporation (the "Corporation") and Frank. C. Mann, II and William T. Mann (collectively the "Owners") (the Corporation and the Owners collectively the "Seller").

                                    RECITALS:

         WHEREAS, on June 18, 2007 Buyer and Seller entered into that certain Purchase Agreement (the "Purchase Agreement") whereby Buyer agreed to purchase and acquire from Seller all of the issued and outstanding stock of the Corporation;

         WHEREAS,  the parties to this  Amendment  desire to amend the  Purchase
Agreement   in  order  to  make   certain   corrections,   clarifications,   and
modifications to the original Purchase Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree as follows:

1. BOARD APPROVAL. Section 7.2 (b) titled "Board Approval" shall be deleted in its entirety and replaced with the following:

                  "(b) BOARD APPROVAL. The Buyer's Board of Directors shall have approved this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby; PROVIDED, HOWEVER, that such approval shall be obtained on or prior to August 27, 2007, and if the Buyer has not terminated this Agreement on or prior to August 27, 2007, the condition contained in this Section 7.2(b) shall no longer have any effect and shall not be a condition to the Buyer's obligation to close."

2. DUE DILIGENCE. Section 7.2(c) titled "Due Diligence" shall be deleted in its entirety and replaced with the following:

                  "(c) DUE DILIGENCE. The Buyer shall be satisfied in its reasonable discretion with the results of its due diligence investigation of the Corporation and its assets and liabilities; PROVIDED, HOWEVER, that such due diligence investigation shall be completed on or prior to August 27, 2007, and if the Buyer has not terminated this Agreement on or prior to such date, the condition contained in this Section 7.2(c) shall no longer have any effect and shall not be a condition to the Buyer's obligation to close.

3. FINANCING. Section 7.2(d) titled "Financing" shall be deleted in its entirety and replaced with the following:


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                  "(d) FINANCING.  The Buyer's lender for this transaction shall be satisfied with its due diligence review of the Business and Corporate Assets; PROVIDED, HOWEVER, that such due diligence review shall be completed on or prior to September 10, 2007, and if the Buyer has not terminated this Agreement on or prior to such date, the condition contained in this Section 7.2(d) shall no longer have any effect and shall not be a condition to the Buyer's obligation to close."

4. FINANCIAL STATEMENTS OF THE BUSINESS. Section 8.1(h) titled "Financial Statements of the Business" shall be deleted in its entirety and replaced with the following:

                  "(h) FINANCIAL STATEMENTS OF THE BUSINESS. On August 13, 2007 the Buyer received from the Corporation audited financial statements for the Corporation for the period beginning January 1, 2005 through December 31, 2006, as well as reviewed financial statements for the period beginning January 1, 2007 and ending May 31, 2007. Further, at least seven (7) days prior to Closing the Seller shall deliver to the Buyer reviewed financial statements for each calendar quarter which has passed within 30 days prior to the Closing Date."

5. TERMINATION. Section 11.1(b) shall be deleted in its entirety and replaced with the following:

                  "(b) By either the Seller or the Buyer after October 15, 2007, or such later date to which the Closing has been extended pursuant to the terms hereof, if the Closing has not occurred by such date;
         provided, however, that as of such date the party terminating this Agreement is not in material default or breach under this Agreement;"

6. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns to the extent permitted in the Purchase Agreement.

7.       COUNTERPARTS.   This   Amendment   may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.


                    [SIGNATURES CONTAINED ON FOLLOWING PAGE]


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


         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

BUYER:                   NATIONAL COAL CORPORATION

                         By:      /s/ Daniel A. Roling
                                  ----------------------------------------------
                         Name:    Daniel A. Roling
                                  ----------------------------------------------
                         Title:   President and CEO
                                  ----------------------------------------------


SELLER                   MANN STEEL PRODUCTS, INC.

                         By:      /s/ William T. Mann
                                  ----------------------------------------------
                         Name:    William T. Mann
                                  ----------------------------------------------
                         Title:   Vice President          & Owner
                                  ------------------------


                         /S/ FRANK C. MANN, II
                         ------------------------------------------
                         FRANK C. MANN, II


                         /S/ WILLIAM T. MANN
                         ------------------------------------------
                         WILLIAM T. MANN


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